UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 6, 2007

Date of Report (Date of earliest event reported)

HOLMES BIOPHARMA, INC.

(Exact name of small business issuer as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-31129 (Commission File No.)	88-0412635 (IRS Employer Identification No.)

8655 East Via De Ventura, Suite G-200, Scottsdale, Arizona  85258

(Address of principal executive offices)

866-694-2803

(Issuer's telephone number)

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

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 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule; Transfer of Listing

On December 6, 2007, the quotation for Holmes Biopharma, Inc.’s common stock was approved to be listed again on the OTC Bulletin Board under the symbol “HLMB”.  Our quotation was removed from the OTC Bulletin Board on November 21, 2006 and since that time we have timely filed in complete form our periodic reports required under the Securities Exchange Act of 1934 for a period of one year.  As a result, FINRA approved the return of our listing to the OTC Bulletin Board

SIGNATURES

Pursuant to the requirements of the Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2007	HOLMES BIOPHARMA, INC. By: /s/John F. Metcalfe John F. Metcalfe, President